Exhibit 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Prospect Medical Holdings, Inc.		The Equity Group Inc.

Linda Hodges, Executive Vice President

Devin Sullivan

(310) 337-4170		(212) 836-9608
Linda.hodges@prospectmedical.com		dsullivan@equityny.com

FOR IMMEDIATE RELEASE

PROSPECT MEDICAL HOLDINGS ANNOUNCES APPOINTMENT OF SAM LEE AS CHIEF EXECUTIVE OFFICER;

JACOB Y. TERNER, M.D. CONTINUES AS EXECUTIVE CHAIRMAN

Culver City, CA – March 24, 2008 – Prospect Medical Holdings, Inc. (AMEX: PZZ) (“Prospect”), which manages the medical care of approximately 240,000 HMO enrollees and operates four community hospitals in southern California, today announced that Sam Lee has been promoted to the position of Chief Executive Officer of Prospect. Jacob Y. Terner, M.D. will continue serving the Company as Executive Chairman.

Mr. Lee, 41, served as the President of Alta Healthcare System, Inc. (“Alta”) beginning in January 2002 and was appointed as a member of Prospect’s Board of Directors and as Chief Executive Officer of Alta Hospitals System, LLC following Prospect’s acquisition of Alta on August 8, 2007. Mr. Lee will continue as Alta’s CEO while serving in his new position as Chief Executive Officer of Prospect. Dr. Terner served previously as Prospect’s Chief Executive Officer and will continue serving Prospect as Executive Chairman. This change was approved by Prospect’s Board of Directors on March 19, 2008.

Mr. Lee’s extensive background includes healthcare and technology related operational leadership, private equity investment management, entrepreneurship, mergers and acquisition, and leveraged financing for various corporations. Prior to Alta, Mr. Lee was a General Partner with Kline Hawkes & Co., a private equity firm located in Brentwood, California, that focuses on healthcare, technology, and business services. Mr. Lee has been the lead/principal investor and director of several private and public companies. Additionally, Mr. Lee worked for Andersen Consulting and Verizon. Mr. Lee received his Bachelor’s degree in Industrial and Systems Engineering from Georgia Tech and Master’s degree in Business Administration from Harvard Business School. Mr. Lee is an active member of the Young President’s Organization of Los Angeles, and is also involved with civic and community organizations.

Dr. Terner commented, “One of the key benefits of our acquisition of Alta was the access it gave us to Sam’s strong leadership abilities and experience in healthcare management and business development. Sam brings a tremendous amount of energy, motivation and commitment to Prospect. Sam and I have spent many hours together working on our vision of Prospect’s future, and we will work together as a team to help Prospect advance and prosper.”

ABOUT THE COMPANY

Prospect Medical Holdings operates four community-based hospitals in the greater Los Angeles area and manages the medical care of individuals enrolled in HMO plans in Southern California, through a network of over 9,000 specialist and primary care physicians.

This press release contains forward-looking statements. Additional written or oral forward-looking statements may be made by Prospect from time to time, in filings with the Securities and Exchange Commission, or otherwise. Statements contained herein that are not historical facts are forward-looking statements. Investors are cautioned that forward-looking statements, including the statements regarding anticipated or expected results, and the future introduction of new products, involve risks and uncertainties which may affect the Company’s business and prospects, including those outlined in Prospect’s Form 10-K filed on December 28, 2006, its Form 10-Q filed on August 20, 2007, and those arising from Prospect’s acquisition of Alta, the debt incurred by Prospect in connection with the Alta acquisition, and any impact on Alta’s historical financial statements that may result from completion of Prospect’s review and analysis of those financial statements.  Any forward-looking statements contained in this press release represent our estimates only as of the date hereof, or as of such earlier dates as are indicated, and should not be relied upon as representing our estimates as of any subsequent date.  While we may elect to update forward-looking statements at some point in the future, we specifically disclaim any obligation to do so, even if our estimates change.

####